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                                  Exhibit 21
                        Subsidiaries of the Registrant


Subsidiary                                   State of Incorporation
----------                                   ----------------------
The Canton Oil & Gas Company                 Ohio

Ward Lake Drilling, Inc.                     Michigan

As of December 31, 2000 the other subsidiaries included in the registrant's consolidated financial statements, and all other subsidiaries considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary.